SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  July 8, 2004

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS	0-12138	08-2619298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

39 BRIGHTON AVENUE, ALLSTON, MASSACHUSETTS		02134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Required FD Disclosure.

On July 8, 2004, NewReal, Inc., the sole General Partner of the Registrant (“NewReal”), exercised its right to extend the expiration date of the Registrant from December 31, 2017 to December 31, 2057, an extension of forty (40) years.  NewReal has this right under Section 1.4 of the Registrant’s Second Amended and Restated Contract of Limited Partnership, which provides:  “The Partnership shall terminate December 31, 2017, unless sooner terminated as herein provided, except that the General Partners, in their sole discretion, shall have the right to extend such expiration date for an additional period of forty (40) years by written notice thereof to the Limited Partners sent prior to the expiration date, and by filing, at any time, any amended or restated Certificate of Limited Partnership setting forth such extended date, the Limited Partners by their execution of this Second Amended and Restated Contract of Limited Partnership specifically assenting thereto.”  Written notice was sent to each of the Registrant’s Limited Partners, including all the holders of Depositary Receipts (each representing one-tenth of a Class A Partnership Unit), and an amendment to the Registrant’s Certificate of Limited Partnership was filed with the Secretary of State of The Commonwealth of Massachusetts on July 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By:	/s/ RONALD BROWN
Date July 22, 2004			Ronald Brown, its President